Exhibit 99.1

J & J SNACK FOODS REPORTS FISCAL 2025 SECOND QUARTER RESULTS

Mount Laurel, NJ, May 6, 2025 – J & J Snack Foods Corp. (NASDAQ: JJSF) (the “Company”) today reported financial results for the second quarter ended March 29, 2025.

		Second Quarter
	Actuals	$ vs. LY	% vs. LY
Net Sales	$356.1M	($3.6M)	(1%)
Gross Profit	$95.7M	($12.5M)	(12%)
Operating Income	$6.0M	($11.9M)	(66%)
Net Earnings	$4.8M	($8.5M)	(64%)
Earnings per Diluted Share	$0.25	($0.44)	(64%)

Adjusted Operating Income	$8.9M	($13.0M)	(59%)
Adjusted EBITDA	$26.2M	($13.1M)	(33%)
Adjusted Earnings per Diluted Share	$0.35	($0.49)	(58%)

This press release contains non-GAAP financial measures. Please refer to the Non-GAAP Financial Measures section below for reconciliations to the most comparable GAAP measures.

Dan Fachner, J&J Snack Foods Chairman, President, and CEO stated, “J & J Snack Foods total net sales for our fiscal second quarter declined 1.0% to $356.1 million as compared to the prior year quarter, which primarily was driven by lower sales in our Frozen Beverage and Food Service segments, partly offset by growth in our Retail business.

“Our second quarter performance was primarily impacted by three factors. First, theater channel weakness impacted volumes in our Frozen Beverage business and, to a lesser extent, our Food Service business. The Frozen Beverage segment also was impacted by foreign exchange headwinds. Second, Food Service sales declined primarily due to the conclusion of limited-time-offer churro volumes from a year ago. Third, we experienced continued cost inflation, which was mostly chocolate in our bakery business.

“Despite the challenges in the quarter, we expect earnings to improve in the second half, driven by a rebound in theater traffic, as well as actions we are taking to implement additional price increases and to grow volume. North American box office sales, which are estimated to have declined by about 10% in our fiscal second quarter, are projected to rebound over the previous year by 30% or more during our fiscal third quarter. We have been pleased with the success of the Minecraft movie in April, which is evident in our U.S. Frozen Beverage volumes. Although we achieved price increases in the second quarter, the pace was slower than anticipated as we balanced price and volume considerations. We are implementing selective price increases in the third quarter.

“Underscoring our confidence in the long-term value of the business and our commitment to enhance shareholder value, we repurchased about thirty-nine thousand shares for approximately $5.0 million. We look forward to delivering a strong second half of fiscal 2025 and continuing to drive durable value creation for our shareholders.”

Second Quarter Highlights

Net sales declined 1.0% from the prior year quarter to $356.1 million due primarily to lower Frozen Beverage and Food Service sales.

Key highlights include:

●	Food Service segment sales decreased 1.7%
●	Retail Supermarket segment sales increased 1.8%
●	Frozen Beverage segment sales decreased 0.9%

Gross profit decreased from $108.2 million in the prior year quarter to $95.7 million, while gross margin declined from 30.1% to 26.9%. The softness in our Frozen Beverage segment was primarily caused by lower volumes and foreign exchange headwinds, which contributed to approximately 60 basis points of gross margin compression. The loss of churro and pretzel volumes in Food Service together contributed to approximately 190 basis points of gross margin compression.

Total operating expenses of $89.7 million represented 25.2% of sales for the quarter, compared to 25.1% in Q2 ’24.

●

Marketing and selling expenses were $28.5 million or 8.0% of sales, up from 7.7% last year, and increased 3.1% versus the prior year quarter. Just over half of the increase was related to higher brand amortization expenses associated with a legacy churro brand that is being phased out for the Hola churro brand.

●

Distribution costs were $41.8 million or 11.7% of sales, down from 12.3% in the prior year. Costs declined by 5.5%, which primarily reflects the impact of start-up costs at our regional distribution centers last year.

●

Administrative expenses were $19.8 million or 5.5% of sales in the current quarter, versus 5.1% in the prior year period. Costs increased by 6.7%, reflecting higher compensation costs as well as higher non-recurring legal expenses.

Operating income was $6.0 million in the second quarter, compared to $17.9 million in the prior year period. Net earnings were $4.8 million, compared to $13.3 million in the prior year period. The effective tax rate was 27.2%, compared to 26.6% in the prior year.

Food Service Segment Second Quarter Highlights

●	Food Service sales decreased 1.7% to $226.1 million
●

Churro sales declined 18.7% due to the loss of strong limited time offer volumes in the prior year. Pretzel sales declined 7.9% due to weakness in theaters as well as general category softness. Handheld sales increased 14.7%.

●

Sales of new products and added placement with new customers were approximately $6.5 million in the quarter, driven primarily by the addition of churro related products and new distribution of cookies.

●	Operating income decreased 84.3% to $1.2 million driven primarily by volume declines.

Retail Supermarket Segment Second Quarter Highlights

●	Retail sales increased 1.8% to $53.8 million
●	Frozen novelties sales increased 14.7% on continued volume growth and mix improvements. Handheld sales declined 28.4% due to capacity constraints caused by a fire at a facility last year.
●

Sales of new products and added placement with new customers were approximately $2.9 million in the quarter driven by the recent launch of our Dippin’ Dots Sundaes as well as additional distribution of pretzel dogs.

●	Operating income decreased 45.8% to $2.8 million.

Frozen Beverages Segment Second Quarter Highlights

●	Frozen beverage segment sales decreased 0.9% to $76.2 million
●	Beverage sales declined 7.1% attributed to weakness in the theater channel caused by underperforming movie releases.
●	Machine Service revenues increased 4.2% on higher call volumes, while equipment sales increased 17.0%, primarily attributed to growth for convenience customers.
●	Operating income decreased 58.7% to $2.0 million driven primarily by weak frozen beverage volumes and foreign exchange related headwinds.

Conference Call

J&J Snack Foods Corp. will host a conference call to discuss results and business outlook on May 6, 2025, at 10:00 a.m. Eastern Time. Conference call participants should register by clicking on this Registration Link to receive the dial-in number and a personal PIN, which are required to access the conference call. A live audio webcast of the conference call will also be available on the Investors homepage at investors.jjsnack.com.

About J & J Snack Foods Corp.

J & J Snack Foods Corp. (NASDAQ: JJSF) is a leader and innovator in the snack food industry, providing innovative, niche, and affordable branded snack foods and beverages to foodservice and retail supermarket outlets. Manufactured and distributed nationwide, our principal products include SUPERPRETZEL, the #1 soft pretzel brand in the world, as well as internationally known ICEE and SLUSH PUPPIE frozen beverages, DIPPIN’ DOTS ice cream, LUIGI’S Real Italian Ice, MINUTE MAID* frozen ices, WHOLE FRUIT sorbet and frozen fruit bars, HOLA! CHURROS, and THE FUNNEL CAKE FACTORY funnel cakes and several bakery brands within DADDY RAY’S, COUNTRY HOME BAKERS and HILL & VALLEY. For more information, please visit http://www.jjsnack.com.

*MINUTE MAID is a registered trademark of The Coca-Cola Company.

Cautionary Statement Regarding Forward-Looking Information

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, revenue growth and profit levels, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “goals,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. This includes, without limitation, our statements, and expectations regarding any current or future recovery in our industry and the future impact of our operational efficiency projects. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of management. We do not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include consumer spending, price competition, acceptance of new products, the pricing and availability of raw materials, transportation costs, changes in the competitive marketplace the uncertainty and ultimate economic impact of the COVID-19 pandemic or similar health outbreaks, and other risks identified in our annual report on Form 10-K, and our other filings with the Securities and Exchange Commission. Many of these factors are outside of the Company’s control.

Non-GAAP Financial Measures

Adjusted EBITDA consists of net earnings adjusted to exclude: income taxes (benefit); investment income; interest expense; depreciation and amortization; share-based compensation expense; net (gain) loss on sale or disposal of assets; impairment charges, restructuring costs, merger and acquisition costs, acquisition related inventory adjustments, strategic business transformation costs, integration costs, and non-recurring legal expenses.

Adjusted Operating Income consists of operating income adjusted to exclude: impairment charges, restructuring costs, merger and acquisition costs, acquisition related amortization expenses and inventory adjustments, strategic business transformation costs, integration costs and non-recurring legal expenses.

Adjusted Earnings per Diluted Share consists of net earnings adjusted to exclude: impairment charges, restructuring costs, merger and acquisition costs, acquisition related amortization expenses and inventory adjustment, strategic business transformation costs, integration costs, and non-recurring legal expenses. For purposes of comparability, the income tax effect of pre-tax adjustments is determined using statutory tax rates.

This press release contains certain non-GAAP financial measures; Adjusted EBITDA, Adjusted Operating Income, and Adjusted Earnings per Diluted Share. A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("GAAP") in the statements of income, balance sheets, or statements of cash flow of the company. Pursuant to applicable reporting requirements, the company has provided reconciliations below of non-GAAP financial measures to the most directly comparable GAAP measure.

The non-GAAP financial measures presented within the Company's earnings release are not indicators of our financial performance under GAAP and should not be considered as an alternative to the applicable GAAP measure. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating these non-GAAP measures, you should be aware that in the future we may incur income, expenses, gains and losses, similar to the adjustments in this press release. Our presentation of these non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence to our GAAP results and using non-GAAP measures only as supplemental presentations.

The non-GAAP measures presented are utilized by management to evaluate the Company's business performance and profitability by excluding certain items that may not be indicative of our recurring core business operating results. The Company believes that these measures provide additional clarity for investors by excluding specific income, expenses, gains, and losses, in an effort to show comparable business operating results for the periods presented. Similarly, Management believes these adjusted measures are useful performance measures because certain items included in the calculations may either mask or exaggerate trends in the Company’s ongoing operating performance. See the reconciliation of Non-GAAP Financial Measures below.

Investor Contact:

Joseph Jaffoni, Norberto Aja, or Jennifer Neuman

JCIR

(212) 835-8500

jjsf@jcir.com

J & J SNACK FOODS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

(in thousands, except per share amounts)

	Three months ended		Six months ended
	March 29,	March 30,	March 29,	March 30,
	2025	2024	2025	2024

Net sales	$356,099	$359,734	$718,697	$708,042
Cost of goods sold	260,396	251,491	529,093	505,214
Gross profit	95,703	108,243	189,604	202,828

Operating expenses
Marketing	28,507	27,650	57,176	55,122
Distribution	41,833	44,249	81,443	84,552
Administrative	19,754	18,521	38,657	36,720
Other general expense	(414)	(81)	66	(1,153)
Total operating expenses	89,680	90,339	177,342	175,241

Operating income	6,023	17,904	12,262	27,587

Other income (expense)
Investment income	689	684	1,726	1,482
Interest expense	(85)	(429)	(297)	(989)

Earnings before income taxes	6,627	18,159	13,691	28,080

Income tax expense	1,803	4,830	3,724	7,469

NET EARNINGS	$4,824	$13,329	$9,967	$20,611

Earnings per diluted share	$0.25	$0.69	$0.51	$1.06

Weighted average number of diluted shares	19,563	19,418	19,568	19,411

Earnings per basic share	$0.25	$0.69	$0.51	$1.06

Weighted average number of basic shares	19,488	19,380	19,480	19,362

J & J SNACK FOODS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share amounts)

	March 29,	September 28,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$48,514	$73,394
Accounts receivable, net	173,102	189,233
Inventories	186,129	173,141
Prepaid expenses and other	26,017	14,646
Total current assets	433,762	450,414

Property, plant and equipment, at cost	1,041,323	1,012,043
Less accumulated depreciation and amortization	644,151	620,858
Property, plant and equipment, net	397,172	391,185

Other assets
Goodwill	185,070	185,070
Trade name intangible assets, net	108,689	109,695
Other intangible assets, net	69,650	72,561
Operating lease right-of-use assets	159,610	152,383
Other	3,644	3,793
Total other assets	526,663	523,502
Total Assets	$1,357,597	$1,365,101

Liabilities and Stockholders' Equity
Current Liabilities
Current finance lease liabilities	$186	$243
Accounts payable	100,629	89,268
Accrued insurance liability	17,196	16,933
Accrued liabilities	10,291	10,063
Current operating lease liabilities	21,124	19,063
Accrued compensation expense	17,562	23,325
Dividends payable	15,204	15,178
Total current liabilities	182,192	174,073

Long-term debt	-	-
Noncurrent finance lease liabilities	398	445
Noncurrent operating lease liabilities	146,510	140,751
Deferred income taxes	87,917	87,824
Other long-term liabilities	5,546	5,038

Stockholders' Equity
Preferred stock, $1 par value; authorized 10,000,000 shares; none issued	-	-
Common stock, no par value; authorized, 50,000,000 shares; issued and outstanding 19,453,000 and 19,460,000 respectively	137,155	136,516
Accumulated other comprehensive loss	(17,444)	(15,299)
Retained Earnings	815,323	835,753
Total stockholders' equity	935,034	956,970
Total Liabilities and Stockholders' Equity	$1,357,597	$1,365,101

J & J SNACK FOODS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six months ended
	March 29,	March 30,
	2025	2024
Operating activities:
Net earnings	$9,967	$20,611
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation of fixed assets	31,585	30,960
Amortization of intangibles and deferred costs	3,925	3,232
(Gains) from disposals of property & equipment	(77)	(17)
Share-based compensation	2,753	3,208
Deferred income taxes	56	377
Other	209	160
Changes in assets and liabilities, net of effects from purchase of companies
Decrease in accounts receivable	15,794	20,110
(Increase) in inventories	(13,167)	(17,027)
(Increase) decrease in prepaid expenses	(7,964)	1,046
Increase (decrease) in accounts payable and accrued liabilities	4,391	(962)
Net cash provided by operating activities	47,472	61,698

Investing activities:
Purchases of property, plant and equipment	(38,530)	(36,626)
Proceeds from disposal of property and equipment	622	152
Net cash (used in) investing activities	(37,908)	(36,474)

Financing activities:
Payments to repurchase common stock	(5,000)	-
Proceeds from issuance of stock	2,886	6,516
Borrowings under credit facility	15,000	35,000
Repayment of borrowings under credit facility	(15,000)	(45,000)
Payments on finance lease obligations	(121)	(110)
Payment of cash dividend	(30,371)	(28,444)
Net cash (used in) financing activities	(32,606)	(32,038)

Effect of exchange rates on cash and cash equivalents	(1,838)	878

Net (decrease) in cash and cash equivalents	(24,880)	(5,936)
Cash and cash equivalents at beginning of period	73,394	49,581
Cash and cash equivalents at end of period	$48,514	$43,645

J & J SNACK FOODS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited) (in thousands)

	Three months ended		Six months ended
	March 29,	March 30,	March 29,	March 30,
	2025	2024	2025	2024
Sales to external customers:
Food Service
Soft pretzels	$50,012	$54,328	$102,551	$104,456
Frozen novelties	28,842	27,713	51,960	48,763
Churros	25,062	30,825	50,534	58,886
Handhelds	22,364	19,504	46,067	41,551
Bakery	94,007	91,907	202,753	193,889
Other	5,766	5,713	11,071	11,054
Total Food Service	$226,053	$229,990	$464,936	$458,599

Retail Supermarket
Soft pretzels	$16,005	$16,453	$33,083	$34,900
Frozen novelties	27,148	23,676	43,261	36,537
Biscuits	5,892	6,207	12,855	13,239
Handhelds	5,148	7,194	10,286	12,704
Coupon redemption	(375)	(769)	(903)	(1,101)
Other	30	129	(17)	370
Total Retail Supermarket	$53,848	$52,890	$98,565	$96,649

Frozen Beverages
Beverages	$41,503	$44,666	$86,157	$86,616
Repair and maintenance service	24,215	23,231	47,854	47,790
Machines revenue	9,616	8,221	19,663	17,110
Other	864	736	1,522	1,278
Total Frozen Beverages	$76,198	$76,854	$155,196	$152,794

Consolidated sales	$356,099	$359,734	$718,697	$708,042

Depreciation and amortization:
Food Service	$11,939	$11,173	23,887	$21,846
Retail Supermarket	283	525	566	1,052
Frozen Beverages	5,544	5,702	11,057	11,294
Total depreciation and amortization	$17,766	$17,400	$35,510	$34,192

Operating Income:
Food Service	$1,245	$7,931	$2,917	$13,947
Retail Supermarket	2,772	5,110	3,164	5,562
Frozen Beverages	2,006	4,863	6,181	8,078
Total operating income	$6,023	$17,904	$12,262	$27,587

Capital expenditures:
Food Service	$13,897	$9,364	$26,504	$21,229
Retail Supermarket	120	-	145	2
Frozen Beverages	5,448	7,332	11,881	15,395
Total capital expenditures	$19,465	$16,696	$38,530	$36,626

Assets:
Food Service	$974,822	$963,870	$974,822	$963,870
Retail Supermarket	35,233	36,650	35,233	36,650
Frozen Beverages	347,542	335,086	347,542	335,086
Total assets	$1,357,597	$1,335,606	$1,357,597	$1,335,606

J & J SNACK FOODS CORP. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

(Unaudited) (in thousands)

	Three months ended		Six months ended
	March 29,	March 30,	March 29,	March 30,
	2025	2024	2025	2024

Reconciliation of GAAP Net Earnings to Adjusted EBITDA

Net Earnings	$4,824	$13,329	$9,967	$20,611
Income Taxes	1,803	4,830	3,724	7,469
Investment Income	(689)	(684)	(1,726)	(1,482)
Interest Expense	85	429	297	989
Depreciation and Amortization	17,766	17,400	35,510	34,192
Share-Based Compensation	1,627	1,728	2,752	3,208
Strategic Business Transformation Costs (2)	-	2,307	-	4,553
Restructuring Costs	260	-	260	-
Non-recurring Legal Expenses	591	-	591	-
Net (Gain) Loss on Sale or Disposal of Assets	(69)	6	77	(17)
Adjusted EBITDA	$26,198	$39,345	$51,452	$69,523

Reconciliation of GAAP Operating Income to Adjusted Operating Income

Operating Income	6,023	17,904	12,262	27,587
Strategic Business Transformation Costs (2)	-	2,307	-	4,553
Restructuring Costs	260	-	260	-
Non-recurring Legal Expenses	591	-	591	-
Acquisition Related Amortization Expenses	1,995	1,616	3,925	3,232
Adjusted Operating Income	$8,869	$21,827	$17,038	$35,372

Reconciliation of GAAP Earnings per Diluted Share to Adjusted Earnings per Diluted Share

Earnings per Diluted Share	$0.25	$0.69	$0.51	$1.06
Strategic Business Transformation Costs (2)	-	0.12	-	0.23
Restructuring Costs	0.01	-	0.01	-
Non-recurring Legal Expenses	0.03	-	0.03	-
Acquisition Related Amortization Expenses	0.10	0.08	0.20	0.17

Tax Effect of Non-GAAP Adjustments (1)	(0.04)	(0.05)	(0.07)	(0.11)

Adjusted Earnings per Diluted Share	$0.35	$0.84	$0.68	$1.35

(1)	Income taxes associated with pre-tax adjustments determined using statutory tax rates
(2)	Strategic business transformation costs are start-up costs related to our regional distribution center supply chain transformation.